Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Karman Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(a)	1,150,000	$49.00(2)	$56,350,000	0.00015310	$8,627.19

Fees Previously Paid	—	—	457(c)	23,000,000	$56.1575	$1,291,622,500	0.00015310	$197,747.41	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,347,972,500		$206,374.60

	Total Fees Previously Paid					$1,291,622,500		$197,747.41

	Total Fee Offsets							—

	Net Fee Due							$8,627.19

(1)

Represents only the additional number of shares being registered pursuant to this registration statement and includes 150,000 shares of common stock that the underwriters have the option to purchase. Does not include the 23,000,000 shares that were previously registered on the Registration Statement on Form S-1 (File No. 333-288809), as amended (the “Prior Registration Statement”).

(2)	Based on the public offering price.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price. The registrant previously registered 23,000,000 shares of its common stock with an aggregate offering price not to exceed $1,291,622,500 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 23, 2025. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $56,350,000 is hereby registered, which includes shares of common stock that the underwriters have the option to purchase.